UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2005

AMICAS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Guest Street, Suite 200, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-779-7878

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
SIGNATURE

Item 2.02. Results of Operations and Financial Condition.

     In its February 15, 2005 press release, the Registrant announced that (i) its income tax provision for the year ended December 31, 2004 was $5.5 million (ii) its total revenues from continuing operations was $42.6 million and $34.8 million for the years ended December 31, 2004 and 2003, (iii) its income from discontinued operations was $13.8 million and $18.1 million for the years ended December 31, 2004 and 2003 (iv) its current deferred income tax asset was $31.7 million at December 31, 2004, and (v) its additional paid-in capital was $218.7 million at December 31, 2004.

     Based on new information relating to the January 2005 sale of the Registrant’s Medical Division, the Registrant expects that (i) its Annual Report on Form 10-K will report that its income tax provision for the year ended December 31, 2004 was $2.2 million (ii) its total revenues from continuing operations was $42.3 million and $34.2 million for the years ended December 31, 2004 and 2003, (iii) its income from discontinued operations was $14.1 million and $18.7 million for the years ended December 31, 2004 and 2003 (iv) its current deferred income tax asset was $28.2 million at December 31, 2004, and (v) its additional paid-in capital was $211.9 million at December 31, 2004.

     The unaudited financial information announced on February 15, 2005 remains subject to completion of the audit by BDO Seidman, LLP, as described above. However, except as described in this Current Report on Form 8-K, the Registrant believes that its final audited financial statements included in its Annual Report on Form 10-K will be consistent in all material respects with the Registrant’s February 15, 2005 press release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.
By:	/s/ Stephen Hicks
	Name:	Stephen Hicks
	Title:	Vice President and General Counsel

Date:   March 17, 2005